Exhibit 99.1

FY14 Q2 Press Release (FINAL)

8/15/13 10:45 am

Dell Reports Fiscal Year 2014 Second Quarter Financial Results

•	Revenue of $14.5 billion, flat year over year

•	Enterprise Solutions, Software and Services revenue up 9 percent

•	GAAP earnings of $0.12 per share; non-GAAP earnings of $0.25 per share

ROUND ROCK, Texas, Aug. 15, 2013 - Dell today announced fiscal 2014 second quarter results, with revenue of $14.5 billion, GAAP earnings of $0.12 per share and non-GAAP earnings of $0.25 per share. The company’s Enterprise Solutions, Services and Software (ES&S) revenue was $5.8 billion, growing 9 percent year over year, including the benefit of the Quest acquisition. In End User Computing, revenue was down 5 percent year over year.

“In a challenging environment, we remain committed to our strategy and our customers, and we’re encouraged by increasing customer interest in our end-to-end solutions offerings and continued growth in our Enterprise Solutions, Services and Software businesses,” said Brian Gladden, Dell chief financial officer.

Results

•	Revenue in the quarter was $14.5 billion, flat from the previous year.

•	GAAP operating income for the quarter was $272 million, or 1.9 percent of revenue. Non-GAAP operating income was $602 million, or 4.1 percent of revenue.

•	GAAP earnings per share was 12 cents, down 71 percent from the previous year; non-GAAP earnings per share was 25 cents, down 50 percent.

•	Cash flow from operations in the quarter was $1.7 billion. Dell ended the quarter with $13.9 billion in cash and investments.

Fiscal-Year 2014 Second Quarter Results

	Second Quarter
(in millions)	FY14	FY13	Change
Revenue	$14,514	$14,483	0%

Operating Income (GAAP)	$272	$901	(70)%
Net Income (GAAP)	$204	$732	(72)%
EPS (GAAP)	$0.12	$0.42	(71)%

Operating Income (non-GAAP)	$602	$1,123	(46)%
Net Income (non-GAAP)	$433	$875	(51)%
EPS (non-GAAP)	$0.25	$0.50	(50)%

Information about Dell’s use of non-GAAP financial information is provided under “Non-GAAP Financial Measures” below. Non-GAAP financial information excludes amortization of purchased intangibles, severance and facility actions, acquisition-related charges, costs incurred in Fiscal 2014 related to Dell’s proposed merger, and other items. All comparisons in this press release are year over year unless otherwise noted.

Operating Segments Summary:

•

Enterprise Solutions Group revenue was $3.3 billion, an 8 percent increase. Operating income for the quarter was $137 million, a 9 percent decrease. Dell server, networking and peripherals revenue increased 10 percent, the fifth consecutive quarter of growth for this business, driven by continued strength in hyper-scale data center servers. Dell networking continued to grow, with a 19 percent revenue increase. Dell storage revenue declined 7 percent.

•

Dell Services revenue was $2.1 billion, up 2 percent, driven by a 3 percent increase in support and deployment revenue and a 5 percent increase for infrastructure, cloud and security services revenue. Applications and business process services revenue declined 6 percent. Total Services operating income was $339 million, a 1 percent increase.

•

Dell Software revenue was $310 million, and recorded an operating loss. The company is continuing to enhance its software capabilities with investments in this business that increase R&D and sales capacity.

•

End User Computing revenue was $9.1 billion in the quarter, a 5 percent decrease. Operating income for the quarter was $205 million, a 71 percent decrease. Dell desktop and thin client revenue increased 1 percent, mobility revenue declined 10 percent, and revenue from software from third parties and peripherals declined 5 percent. Dell was the only vendor among the top five worldwide to increase PC unit-shipment share both year over year and sequentially in the past two calendar quarters, according to IDC.

Company Outlook:

Given the company’s announcement on Feb. 5 of a definitive merger agreement to take Dell private, the company is not providing an outlook.

About Dell

Dell Inc. (NASDAQ: DELL) listens to customers and delivers innovative technology and services that give them the power to do more. For more information, visit www.dell.com. To communicate directly with Dell, go to www.dell.com/dellshares. Follow Dell on its Investor Relations Twitter account at: http://twitter.com/dellshares or hashtag #DellEarnings.

Non-GAAP Financial Measures:

This press release includes information about non-GAAP operating income, non-GAAP net income, and non-GAAP earnings per share (collectively with non-GAAP gross margin and non-GAAP operating expenses, the “non-GAAP financial measures”), which are not measurements of financial performance prepared in accordance with U.S. generally accepted accounting principles. In the following tables, Dell has provided a reconciliation of each historical non-GAAP financial measure to the most directly comparable GAAP financial measure under the heading “Reconciliation of Non-GAAP Financial Measures.” Dell encourages investors to review the reconciliation in conjunction with Dell’s presentation of these non-GAAP financial measures.

Special Note on Forward Looking Statements:

Statements in this press release that relate to future results and events are forward-looking statements and are based on Dell’s current expectations. In some cases, you can identify these statements by such forward-looking words as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “confidence,” “may,” “plan,” “potential,” “should,” “will” and “would,” or similar expressions. Actual results and events in future periods may differ materially from those expressed or implied by these forward-looking statements because of a number of risks, uncertainties and other factors, including: effects of Dell’s proposed merger; intense competition; Dell’s reliance on third-party suppliers for product components, including reliance on several single-sourced or limited-sourced suppliers; Dell’s ability to achieve favorable pricing from its vendors; weak global economic conditions and instability in financial markets; Dell’s ability to manage effectively the change involved in implementing strategic initiatives; successful implementation of Dell’s acquisition strategy; Dell’s cost-efficiency measures; Dell’s ability to effectively manage periodic product and services transitions; Dell’s ability to deliver consistent quality products and services; Dell’s ability to generate substantial non-U.S. net revenue; Dell’s product, customer, and geographic sales mix, and seasonal sales trends; the performance of Dell’s sales channel partners; access to the capital markets by Dell or its customers; weak economic conditions and additional regulation affecting Dell’s financial services activities; counterparty default; customer terminations of or pricing changes in services contracts, or Dell’s failure to perform as it anticipates at the time it enters into services contracts; loss of government contracts; Dell’s ability to obtain licenses to intellectual property developed by others on commercially reasonable and competitive terms; infrastructure disruptions; cyber-attacks or other data security breaches; Dell’s ability to hedge effectively its exposure to fluctuations in foreign currency exchange rates and interest rates; expiration of tax holidays or favorable tax rate structures, or unfavorable outcomes in tax audits and other compliance matters; impairment of portfolio investments; unfavorable results of legal proceedings; Dell’s ability to attract, retain, and motivate key personnel; Dell’s ability to maintain strong internal controls; changing environmental and safety laws; the effect of armed hostilities, terrorism, natural disasters, and public health issues; and other risks and uncertainties discussed in Dell’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for its fiscal year ended February 1, 2013, as amended on June 3, 2013. Factors or risks that could cause Dell’s actual results to differ materially from the results it anticipates also include: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (2) the inability to complete the proposed merger due to the failure to obtain stockholder approval for the proposed merger or the failure to satisfy other conditions to completion of the proposed merger, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; (3) the failure to obtain the necessary financing arrangements set forth in the debt and equity commitment letters delivered pursuant to the merger agreement; (4) risks related to disruption of management’s attention from the Company’s ongoing business operations due to the transaction; and (5) the effect of the announcement of the proposed merger on the Company’s relationships with its customers, operating results and business generally. Dell assumes no obligation to update its forward-looking statements.

Additional Information and Where to Find It

In connection with the proposed merger transaction, the Company filed with the SEC a definitive proxy statement and other relevant documents, including a form of proxy card, on May 31, 2013, and a revised definitive proxy statement on August 14, 2013. The definitive proxy statement and a form of proxy have been mailed to the Company’s stockholders. Stockholders are urged to read the proxy statement and any other documents filed with the SEC in connection with the proposed merger or incorporated by reference in the proxy statement because they contain important information about the proposed merger.

Investors will be able to obtain a free copy of documents filed with the SEC at the SEC’s website at http://www.sec.gov. In addition, investors may obtain a free copy of the Company’s filings with the SEC from the Company’s website at http://content.dell.com/us/en/corp/investor-financial-reporting.aspx or by directing a request to: Dell Inc. One Dell Way, Round Rock, Texas 78682, Attn: Investor Relations, (512) 728-7800, investor_relations@dell.com.

The Company and its directors, executive officers and certain other members of management and employees of the Company are “participants” in the solicitation of proxies from stockholders of the Company in favor of the proposed merger. Information regarding the persons who, under the rules of the SEC, are participants in the solicitation of the stockholders of the Company in connection with the proposed merger and their direct or indirect interests, by security holdings or otherwise, which may be different from those of the Company’s stockholders generally, are set forth in the proxy statement and the other relevant documents filed with the SEC. You can find information about the Company’s executive officers and directors in its Annual Report on Form 10-K for the fiscal year ended February 1, 2013, as amended on June 3, 2013.

Consolidated statements of income, financial position and cash flows and other financial data follow.

Dell is a trademark of Dell Inc. Dell disclaims any proprietary interest in the marks and names of others.

Contact Information

Media Contacts: (512) 728-4100
David Frink	Dell	(512) 728-2678	david_frink@dell.com

Investor Relations Contacts:
David Mehok	Dell	(512) 728-4225	david_mehok@Dell.com
Karina Franco	Dell	(512) 728-5224	karina_franco@dell.com

DELL INC.

Condensed Consolidated Statement of Income and Related Financial Highlights

(in millions, except per share data and percentages)

(unaudited)

	Three Months Ended			% Growth Rates
	August 2, 2013	May 3, 2013	August 3, 2012	Sequential	Yr. to Yr.
Net revenue
Products	$11,326	$10,902	$11,403	4%	(1%)
Services, including software related	3,188	3,172	3,080	1%	4%

Total net revenue	14,514	14,074	14,483	3%	0%

Cost of net revenue
Products	9,767	9,244	9,280	6%	5%
Services, including software related	2,058	2,083	2,065	(1%)	0%

Total cost of net revenue	11,825	11,327	11,345	4%	4%

Gross margin	2,689	2,747	3,138	(2%)	(14%)

Operating expenses
Selling, general, and administrative	2,097	2,208	1,976	(5%)	6%
Research, development, and engineering	320	313	261	2%	23%

Total operating expenses	2,417	2,521	2,237	(4%)	8%

Operating income	272	226	901	20%	(70%)

Interest and other, net	(53)	(68)	(63)	21%	16%

Income before income taxes	219	158	838	38%	(74%)
Income tax provision	15	28	106	(46%)	(86%)

Net income	$204	$130	$732	56%	(72%)

Earnings per share:
Basic	$0.12	$0.07	$0.42	71%	(71%)

Diluted	$0.12	$0.07	$0.42	71%	(71%)

Cash dividends declared per common share	$0.08	$0.08	$—

Weighted average shares outstanding:
Basic	1,757	1,748	1,747	0%	1%
Diluted	1,764	1,761	1,753	0%	1%

Percentage of Total Net Revenue:
Gross margin	18.5%	19.5%	21.6%
Selling, general, and administrative	14.4%	15.7%	13.6%
Research, development, and engineering	2.2%	2.2%	1.8%
Operating expenses	16.6%	17.9%	15.4%
Operating income	1.9%	1.6%	6.2%
Income before income taxes	1.5%	1.1%	5.8%
Net income	1.4%	0.9%	5.1%
Income tax rate	6.9%	17.6%	12.7%

Note: Percentage growth rates and ratios are calculated based on underlying data in thousands.

DELL INC.

Condensed Consolidated Statement of Income and Related Financial Highlights

(in millions, except per share data and percentages)

(unaudited)

	Six Months Ended		% Growth Rates
	August 2, 2013	August 3, 2012	Yr. to Yr.
Net revenue
Products	$22,228	$22,826	(3%)
Services, including software related	6,360	6,079	5%

Total net revenue	28,588	28,905	(1%)

Cost of net revenue
Products	19,011	18,610	2%
Services, including software related	4,141	4,090	1%

Total cost of net revenue	23,152	22,700	2%

Gross margin	5,436	6,205	(12%)

Operating expenses
Selling, general, and administrative	4,305	3,985	8%
Research, development, and engineering	633	495	28%

Total operating expenses	4,938	4,480	10%

Operating income	498	1,725	(71%)

Interest and other, net	(121)	(95)	(27%)

Income before income taxes	377	1,630	(77%)
Income tax provision	43	263	(84%)

Net income	$334	$1,367	(76%)

Earnings per share:
Basic	$0.19	$0.78	(76%)

Diluted	$0.19	$0.77	(75%)

Cash dividends declared per common share	$0.16	$—

Weighted average shares outstanding:
Basic	1,752	1,753	0%
Diluted	1,763	1,764	0%

Percentage of Total Net Revenue:
Gross margin	19.0%	21.5%
Selling, general, and administrative	15.1%	13.8%
Research, development, and engineering	2.2%	1.7%
Operating expenses	17.3%	15.5%
Operating income	1.7%	6.0%
Income before income taxes	1.3%	5.6%
Net income	1.2%	4.7%
Income tax rate	11.4%	16.1%

Note: Percentage growth rates and ratios are calculated based on underlying data in thousands.

DELL INC.

Segment Information

(in millions, except percentages)

(unaudited)

	Three Months Ended			% Growth Rates
	August 2, 2013(a)	May 3, 2013(a)	August 3, 2012	Sequential	Yr. to Yr.
End User Computing (“EUC”):
Net Revenue:
Desktops and thin client	$3,550	$3,273	$3,504	8%	1%
Mobility	3,569	3,618	3,946	(1%)	(10%)
Third-party software and peripherals	2,020	2,029	2,121	0%	(5%)

Total EUC Revenue	9,139	8,920	9,571	2%	(5%)

External EUC revenue	8,899	8,714	9,353
Internal EUC revenue	240	206	218
Operating income:

EUC operating income	205	224	696	(8%)	(71%)

% of segment revenue	2.2%	2.5%	7.3%
% of total segment operating income	33%	35%	59%

Enterprise Solutions Group (“ESG”):
Net Revenue:
Servers, peripherals, and networking	2,892	2,669	2,622	8%	10%
Storage	432	424	464	2%	(7%)

Total ESG revenue	3,324	3,093	3,086	7%	8%

External ESG revenue	3,173	2,959	2,941
Internal ESG revenue	151	134	145
Operating income:

ESG operating income	137	136	151	1%	(9%)

% of segment revenue	4.1%	4.4%	4.9%
% of total segment operating income	22%	21%	13%

Dell Software Group:
Net Revenue:

Total Dell Software Group revenue	310	295	95	5%	228%

Operating income:

Dell Software Group operating income	(62)	(85)	(11)	27%	(447%)

% of segment revenue	-20.1%	-28.7%	-12.0%
% of total segment operating income	-10%	-13%	-1%

Dell Services:
Net Revenue:
Support and deployment	1,223	1,202	1,192	2%	3%
Infrastructure, cloud, and security services	601	612	574	(2%)	5%
Applications and business process services	312	295	331	6%	(6%)

Total Dell Services revenue	2,136	2,109	2,097	1%	2%

External Dell Services revenue	2,132	2,106	2,094
Internal Dell Services revenue	4	3	3
Operating income:

Dell Services operating income	$339	$370	$336	(9%)	1%

% of segment revenue	15.9%	17.6%	16.0%
% of total segment operating income	55%	57%	29%

Reconciliation to consolidated net revenue:
Total segment revenue	$14,909	$14,417	$14,849
Less internal revenue	(395)	(343)	(366)

Total consolidated net revenue	$14,514	$14,074	$14,483

Reconciliation to consolidated operating income:
Total segment operating income	$619	$645	$1,172
Unallocated corporate expenses(b)	(17)	(55)	(49)
Amortization of intangible assets	(196)	(196)	(150)
Severance and facility actions and acquisition-related costs	(87)	(80)	(72)
Other (c)	(47)	(88)	—

Total consolidated operating income	$272	$226	$901

(a)	Includes the results of Dell’s Fiscal 2013 acquisitions.
(b)	Unallocated corporate expenses include broad based long-term incentives, certain short-term incentive compensation expenses, and other corporate items that are not allocated to Dell’s segments.
(c)	Other includes expenses associated with Dell’s proposed merger and retention cash bonus awards granted to certain key employees in the first quarter of Fiscal 2014.

Note: Percentage growth rates and ratios are calculated based on underlying data in thousands.

DELL INC.

Segment Information

(in millions, except percentages)

(unaudited)

	Six Months Ended		% Growth Rates
	August 2, 2013(a)	August 3, 2012	Yr. to Yr.
End User Computing (“EUC”):
Net Revenue:
Desktops and Thin Client	$6,823	$6,839	0%
Mobility	7,187	8,274	(13%)
Third-party software and peripherals	4,049	4,290	(6%)

Total EUC Revenue	18,059	19,403	(7%)

External EUC revenue	17,613	18,985
Internal EUC revenue	446	418
Operating income:
EUC operating income	429	1,335	(68%)

% of segment revenue	2.4%	6.9%
% of total segment operating income	34%	60%

Enterprise Solutions Group (“ESG”):
Net Revenue:
Servers, peripherals, and networking	5,561	4,965	12%
Storage	856	937	(9%)

Total ESG revenue	6,417	5,902	9%

External ESG revenue	6,132	5,622
Internal ESG revenue	285	280
Operating income:
ESG operating income	273	230	19%

% of segment revenue	4.3%	3.9%
% of total segment operating income	22%	11%

Dell Software Group:
Net Revenue:
Total Dell Software Group revenue	605	133	355%

Operating income:
Dell Software Group operating income	(147)	(17)	(765%)

% of segment revenue	-24.3%	-12.8%
% of total segment operating income	-12%	-1%

Dell Services:
Net Revenue:
Support and deployment	2,425	2,368	2%
Infrastructure, cloud, and security services	1,213	1,124	8%
Applications and business process services	607	678	(10%)

Total Dell Services revenue	4,245	4,170	2%

External Dell Services revenue	4,238	4,165
Internal Dell Services revenue	7	5
Operating income:
Dell Services operating income	$709	$674	5%

% of segment revenue	16.7%	16.2%
% of total segment operating income	56%	30%

Reconciliation to consolidated net revenue:
Total segment revenue	$29,326	$29,608
Less internal revenue	(738)	(703)

Total consolidated net revenue	$28,588	$28,905

Reconciliation to consolidated operating income:
Total segment operating income	$1,264	$2,222
Unallocated corporate expenses(b)	(72)	(89)
Amortization of intangible assets	(392)	(260)
Severance and facility actions and acquisition-related costs	(167)	(148)
Other (c)	(135)	—

Total consolidated operating income	$498	$1,725

(a)	Includes the results of Dell’s Fiscal 2013 acquisitions.
(b)	Unallocated corporate expenses include broad based long-term incentives, certain short-term incentive compensation expenses, and other corporate items that are not allocated to Dell’s segments.
(c)	Other includes expenses associated with Dell’s proposed merger and retention cash bonus awards granted to certain key employees in the first quarter of Fiscal 2014.

Note: Percentage growth rates and ratios are calculated based on underlying data in thousands.

DELL INC.

Condensed Consolidated Statement of Financial Position

(in millions, except ratios)

(unaudited)

	August 2,	May 3,	August 3,
	2013	2013	2012 (a)
Assets:
Current assets:
Cash and cash equivalents	$11,185	$10,419	$11,519
Short-term investments	643	486	372
Accounts receivable, net	6,591	6,440	6,829
Short-term financing receivables, net	3,131	2,991	3,174
Inventories, net	1,468	1,387	1,615
Other current assets	3,848	3,936	3,741

Total current assets	26,866	25,659	27,250
Property, plant and equipment, net	2,212	2,136	2,058
Long-term investments	2,048	2,303	2,738
Long-term financing receivables, net	1,469	1,383	1,344
Goodwill	9,253	9,289	7,558
Purchased intangible assets, net	2,990	3,176	2,609
Other non-current assets	1,033	845	540

Total assets	$45,871	$44,791	$44,097

Liabilities and Stockholders’ Equity:
Current liabilities:
Short-term debt	$2,736	$3,133	$2,609
Accounts payable	12,051	10,990	11,193
Accrued and other	3,657	3,402	3,054
Short-term deferred revenue .	4,312	4,265	3,856

Total current liabilities	22,756	21,790	20,712
Long-term debt	4,075	4,115	5,832
Long-term deferred revenue	4,003	3,963	3,915
Other non-current liabilities	4,256	4,163	3,892

Total liabilities	35,090	34,031	34,351

Total Dell stockholders’ equity	10,781	10,739	9,746
Noncontrolling interest	—	21	—

Total stockholder’s equity	10,781	10,760	9,746

Total liabilities and equity	$45,871	$44,791	$44,097

Ratios:
Days of sales outstanding (b)	45	45	46
Days supply in inventory	11	11	13
Days in accounts payable	(92)	(87)	(89)

Cash conversion cycle	(36)	(31)	(30)

Average total revenue/unit (approximate)	$1,410	$1,460	$1,390

(a)

Certain prior year amounts have been reclassified from accrued and other liabilities and other non-current liabilities on the Condensed Consolidated Statements of Financial Position to short-term deferred revenue and long-term deferred revenue, respectively, to conform to the current year presentation.

(b)

Days of sales outstanding (“DSO”) is based on the ending net trade receivables and most recent quarterly revenue for each period. DSO includes the effect of product costs related to customer shipments not yet recognized as revenue that are classified as other current assets. At August 2, 2013, May 3, 2013, and August 3, 2012, DSO and days of customer shipments not yet recognized were 41 and 4 days, 41 and 4 days, and 42 and 4 days, respectively.

Note: Ratios are calculated based on underlying data in thousands.

DELL INC.

Condensed Consolidated Statements of Cash Flows and Related Financial Highlights

(in millions, unaudited)

	Three Months Ended		Six Months Ended
	August 2,	August 3,	August 2,	August 3,
	2013	2012	2013	2012
Cash flows from operating activities:
Net income	$204	$732	$334	$1,367
Adjustments to reconcile net income to net cash provided by operating activities:	1,474	(95)	1,305	(868)

Change in cash from operating activities	1,678	637	1,639	499

Cash flows from investing activities:
Investments:
Purchases	(76)	(517)	(405)	(1,190)
Maturities and sales	172	1,800	489	2,440
Capital expenditures	(164)	(120)	(322)	(262)
Proceeds from the sale of facility, land, and other assets	—	34	—	34
Collections on purchased financing receivables	20	47	49	102
Acquisitions of businesses, net of cash received	(264)	(2,166)	(264)	(2,411)
Divestitures of businesses, net of cash transferred	44	—	48	—

Change in cash from investing activities	(268)	(922)	(405)	(1,287)

Cash flows from financing activities:
Repurchase of common stock	—	(400)	—	(724)
Cash dividends paid	(141)	—	(283)	—
Issuance of common stock under employee plans	7	6	31	44
Issuance (repayment) of commercial paper (maturity 90 days or less), net	—	125	—	138
Proceeds from debt	331	555	878	1,151
Repayments of debt	(759)	(1,241)	(3,143)	(2,104)
Other	1	—	(1)	8

Change in cash from financing activities	(561)	(955)	(2,518)	(1,487)

Effect of exchange rate changes on cash and cash equivalents	(83)	(55)	(100)	(58)

Change in cash and cash equivalents	766	(1,295)	(1,384)	(2,333)

Cash and cash equivalents at beginning of period	10,419	12,814	12,569	13,852

Cash and cash equivalents at end of period	$11,185	$11,519	$11,185	$11,519

USE OF NON-GAAP FINANCIAL MEASURES

Dell uses non-GAAP financial measures to supplement the financial information presented on a GAAP basis. Dell believes that excluding certain items from Dell’s GAAP results allows management to better understand Dell’s consolidated financial performance from period to period and in relationship to the operating results of our segments, as management does not believe that the excluded items are reflective of Dell’s underlying operating performance. Dell also believes that excluding certain items from Dell’s GAAP results allows management to better project Dell’s future consolidated financial performance because forecasts are developed at a level of detail different from that used to prepare GAAP-based financial measures. Moreover, Dell believes these non-GAAP financial measures will provide investors with useful information to help them evaluate Dell’s operating results by facilitating an enhanced understanding of Dell’s operating performance, and enabling them to make more meaningful period to period comparisons.

The non-GAAP financial measures presented in this report include non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP net income, and non-GAAP earnings per share. These non-GAAP financial measures, as defined by Dell, represent the comparable GAAP measures adjusted to exclude severance and facility action costs and acquisition-related charges, amortization of purchased intangible assets related to acquisitions, costs incurred in Fiscal 2014 related to Dell’s proposed merger, and special retention cash bonus awards granted to certain key employees in the first quarter of Fiscal 2014 that will be payable in March 2014. Non-GAAP net income and non-GAAP earnings per share also include the aggregate adjustment for income taxes related to the exclusion of the above items. For more information on each of these items and Dell’s reasons for excluding them, see the detail below. In future fiscal periods, Dell may exclude such items and may incur income and expenses similar to these excluded items. Accordingly, the exclusion of these items and other similar items in our non-GAAP presentation should not be interpreted as implying that these items are non-recurring, infrequent, or unusual.

There are limitations to the use of the non-GAAP financial measures presented in this report. Dell’s non-GAAP financial measures may not be comparable to similarly titled measures of other companies. Other companies, including companies in Dell’s industry, may calculate the non-GAAP financial measures differently than Dell, limiting the usefulness of those measures for comparative purposes. In addition, items such as amortization of purchased intangible assets represent the loss in value of intangible assets over time. The expense associated with this loss in value is not included in the non-GAAP financial measures and such measures, therefore, do not reflect the full economic effect of such loss. Further, items such as severance and facility actions, acquisition-related costs, and other charges that are excluded from the non-GAAP financial measures can have a material impact on earnings. Dell’s management compensates for the foregoing limitations by relying primarily on GAAP results and using non-GAAP financial measures supplementally or for projections when comparable GAAP financial measures are not available. The non-GAAP financial measures are not meant to be considered as indicators of performance in isolation from or as a substitute for gross margin, operating expenses, operating income, net income, and earnings per share prepared in accordance with GAAP, and should be read only in conjunction with financial information presented on a GAAP basis. See below for reconciliations of each non-GAAP financial measure to its most directly comparable GAAP financial measure. We encourage you to review the reconciliations in conjunction with the presentation of the non-GAAP financial measures for each of the periods presented.

The following is a summary of the costs and other items excluded from the most comparable GAAP financial measures to calculate non-GAAP financial measures:

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Severance and Facility Actions and Acquisition-related Costs - Severance and facility action costs are primarily related to facilities charges, including accelerated depreciation and severance and benefits for employees terminated pursuant to cost synergies related to strategic acquisitions and actions taken as part of a comprehensive review of costs. Acquisition-related charges are expensed as incurred and consist primarily of retention payments, integration costs, and other costs. Retention payments include stock-based compensation and cash incentives awarded to employees, which are recognized over the vesting period. Integration costs primarily include IT costs related to the integration of IT systems and processes, costs related to the integration of employees, consulting expenses, and for acquisitions made prior to Fiscal 2013, costs related to full-time employees who were working on the integration. Severance and facility actions and acquisition-related charges are inconsistent in amount and are significantly impacted by the timing and nature of these events. Therefore, although Dell may incur these types of expenses in the future, it believes that eliminating these charges for purposes of calculating the non-GAAP financial measures presented below facilitates a more meaningful evaluation of Dell’s current operating performance and comparisons to Dell’s past operating performance.

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Amortization of Intangible Assets - Amortization of purchased intangible assets consists primarily of amortization of customer relationships, acquired technology, non-compete covenants, and trade names purchased in connection with business acquisitions. Dell incurs charges related to the amortization of these intangibles, and those charges are included in Dell’s Condensed Consolidated Financial Statements. Amortization charges for purchased intangible assets are significantly impacted by the timing and magnitude of Dell’s acquisitions. Accordingly, these charges may vary in amount from period to period. Dell excludes these charges for purposes of calculating the non-GAAP financial measures presented below to facilitate a more meaningful evaluation of Dell’s current operating performance and comparisons to Dell’s past operating performance.

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Other Items - Dell also adjusts GAAP financial results for expenses associated with Dell’s proposed merger. These expenses consist of professional fees incurred by Dell in connection with Dell’s proposed merger as well as the reimbursement of transaction-related expenses incurred by certain participants approved by a special committee of the Board of Directors. In addition, Dell adjusts GAAP financial results for special retention cash bonus awards granted to certain key employees in the first quarter of Fiscal 2014 that will be payable in March 2014. Dell is excluding these expenses for the purpose of calculating the non-GAAP financial measures presented below because Dell believes these items are outside our ordinary course of business and do not contribute to a meaningful evaluation of Dell’s current operating performance or comparisons to Dell’s past operating performance.

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The aggregate adjustment for income taxes is the estimated combined income tax effect for the adjustments mentioned above. The tax effects are determined based on the tax jurisdictions where the above items were incurred.

DELL INC.

Reconciliation of Non-GAAP Financial Measures

(in millions, except per share data and percentages)

(unaudited)

	Three Months Ended			% Growth Rates
	August 2, 2013	May 3, 2013	August 3, 2012	Sequential	Yr. to Yr.
Revenue
GAAP gross margin	$2,689	$2,747	$3,138	(2%)	(14%)

Non-GAAP adjustments:
Amortization of intangibles	141	140	109
Severance and facility actions and acquisition-related	8	10	23
Other (a)	1	2	—

Non-GAAP gross margin	$2,839	$2,899	$3,270	(2%)	(13%)

GAAP operating expenses	$2,417	$2,521	$2,237	(4%)	8%

Non-GAAP adjustments:
Amortization of intangibles	(55)	(56)	(41)
Severance and facility actions and acquisition-related	(79)	(70)	(49)
Other (a)	(46)	(86)	—

Non-GAAP operating expenses	$2,237	$2,309	$2,147	(3%)	4%

GAAP operating income	$272	$226	$901	20%	(70%)

Non-GAAP adjustments:
Amortization of intangibles	196	196	150
Severance and facility actions and acquisition-related	87	80	72
Other (a)	47	88	—

Non-GAAP operating income	$602	$590	$1,123	2%	(46%)

GAAP net income	$204	$130	$732	56%	(72%)

Non-GAAP adjustments:
Amortization of intangibles	196	196	150
Severance and facility actions and acquisition-related	87	80	72
Other (a)	47	88	—
Aggregate adjustment for income taxes	(101)	(122)	(79)

Non-GAAP net income	$433	$372	$875	16%	(51%)

GAAP earnings per share - diluted	$0.12	$0.07	$0.42	71%	(71%)
Non-GAAP adjustments per share - diluted	0.13	0.14	0.08

Non-GAAP earnings per share - diluted	$0.25	$0.21	$0.50	19%	(50%)

Diluted WAS	1,764	1,761	1,753

Percentage of Total Net Revenue:

GAAP gross margin	18.5%	19.5%	21.6%
Non-GAAP adjustment	1.1%	1.1%	1.0%

Non-GAAP gross margin	19.6%	20.6%	22.6%

GAAP operating expenses	16.6%	17.9%	15.4%
Non-GAAP adjustment	(1.2%)	(1.5%)	(0.6%)

Non-GAAP operating expenses	15.4%	16.4%	14.8%

GAAP operating income	1.9%	1.6%	6.2%
Non-GAAP adjustment	2.2%	2.6%	1.6%

Non-GAAP operating income	4.1%	4.2%	7.8%

GAAP net income	1.4%	0.9%	5.1%
Non-GAAP adjustment	1.6%	1.7%	0.9%

Non-GAAP net income	3.0%	2.6%	6.0%

(a)	Other includes expenses associated with Dell’s proposed merger and retention cash bonus awards granted to certain key employees in the first quarter of Fiscal 2014.

Note: Percentage growth rates and ratios are calculated based on underlying data in thousands.

DELL INC.

Reconciliation of Non-GAAP Financial Measures

(in millions, except per share data and percentages)

(unaudited)

	Six Months Ended		% Growth Rates
	August 2,	August 3,
	2013	2012	Yr. to Yr.
Revenue
GAAP gross margin	$5,436	$6,205	(12%)

Non-GAAP adjustments:
Amortization of intangibles	281	197
Severance and facility actions and acquisition-related	18	35
Other (a)	3	—

Non-GAAP gross margin	$5,738	$6,437	(11%)

GAAP operating expenses	$4,938	$4,480	10%

Non-GAAP adjustments:
Amortization of intangibles	(111)	(63)
Severance and facility actions and acquisition-related	(149)	(113)
Other (a)	(132)	—

Non-GAAP operating expenses	$4,546	$4,304	6%

GAAP operating income	$498	$1,725	(71%)

Non-GAAP adjustments:
Amortization of intangibles	392	260
Severance and facility actions and acquisition-related	167	148
Other (a)	135	—

Non-GAAP operating income	$1,192	$2,133	(44%)

GAAP net income	$334	$1,367	(76%)
Non-GAAP adjustments:
Amortization of intangibles	392	260
Severance and facility actions and acquisition-related	167	148
Other (a)	135	—
Aggregate adjustment for income taxes	(223)	(139)

Non-GAAP net income	$805	$1,636	(51%)

GAAP earnings per share - diluted	$0.19	$0.77	(75%)
Non-GAAP adjustments per share - diluted	0.27	0.16

Non-GAAP earnings per share - diluted	$0.46	$0.93	(51%)

Diluted WAS	1,763	1,764

Percentage of Total Net Revenue:
GAAP gross margin	19.0%	21.5%
Non-GAAP adjustment	1.1%	0.8%

Non-GAAP gross margin	20.1%	22.3%

GAAP operating expenses	17.3%	15.5%
Non-GAAP adjustment	(1.4%)	(0.6%)

Non-GAAP operating expenses	15.9%	14.9%

GAAP operating income	1.7%	6.0%
Non-GAAP adjustment	2.5%	1.4%

Non-GAAP operating income	4.2%	7.4%

GAAP net income	1.2%	4.7%
Non-GAAP adjustment	1.6%	1.0%

Non-GAAP net income	2.8%	5.7%

(a)	Other includes expenses associated with Dell’s proposed merger and retention cash bonus awards granted to certain key employees in the first quarter of Fiscal 2014.

Note: Percentage growth rates and ratios are calculated based on underlying data in thousands.